UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

_______________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 12, 2011

QUICKSILVER RESOURCES INC.
(Exact name of registrant as specified in its charter)

Delaware	001-14837	75-2756163
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

801 Cherry Street
Suite 3700, Unit 19
Fort Worth, Texas 76102
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (817) 665-5000

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.      Entry into a Material Definitive Agreement.

    Project Expenditure Authorization

On April 12, 2011, Quicksilver Resources Canada Inc. (“QRCI”), a subsidiary of Quicksilver Resources Inc., and NOVA Gas Transmission Ltd. (“NGTL”), a subsidiary of TransCanada Pipelines Limited, entered into the Project and Expenditure Authorization (the “PEA”).  The PEA authorizes NGTL to construct a pipeline that will transport QRCI’s gas produced from its properties in the Horn River Basin in British Columbia, Canada to NGTL’s Alberta System (the “Horn River Mainline”) and to commence work on the Fortune Creek Meter Station (together with the Horn River Mainline, referred to as the “Project”).  The PEA requires QRCI to construct a treatment facility to deliver gas that will meet NGTL’s specifications for the Horn River Mainline.  Under the PEA, QRCI agreed to provide financial guarantees to cover NGTL’s costs for the Project, estimated to be CAN $265 million plus taxes of approximately CAN $30 million, which will occur in stages based on NGTL’s forecast of Project costs.  Upon completion of the Project, the PEA will terminate, including the requirement to provide the financial guarantees under the PEA.
    The PEA may be terminated prior to completion of the Project for various reasons, including the failure to obtain National Energy Board approval upon terms and conditions satisfactory to NGTL.  Upon early termination, QRCI must pay actual costs incurred or paid by NGTL, or for which NGTL is liable, as of the termination date except in certain limited situations.  In the event that the termination occurs after July 1, 2011, QRCI will pay those costs plus approximately CAN $26 million.

       QRCI is a party to transportation agreements with NGTL.

    The foregoing summary is not intended to be complete and is qualified in its entirety by the full text of the PEA, a copy of which is attached as Exhibit 10.1 and is incorporated herein by reference.

   Commitment Letter Agreement

    On April 12, 2011, QRCI and NGTL entered into the Commitment Letter Agreement (the “Commitment Letter”).  Under the Commitment Letter, QRCI agreed to deliver to the Horn River Mainline gas from its current properties in the Horn River Basin beginning on the in-service date of the Horn River Mainline.  The obligation to deliver gas terminates on the earlier of the date NGTL has recovered its Project costs or the date NGTL has received 1 Tcf of gas.  The Commitment Letter also terminates if the PEA terminates for any reason other than the completion of the Project.  The Commitment Letter contemplates that the parties will enter into a 10-year service agreement for the transportation of QRCI’s gas, however, if QRCI and other third parties connected to the Horn River Mainline have not delivered a total of 1 Tcf of gas to NGTL by the end of the term of the service agreement, QRCI will be required to deliver 106 mmcfd until 1 Tcf has been delivered to NGTL.

    The foregoing summary is not intended to be complete and is qualified in its entirety by the full text of the Commitment Letter, a copy of which is attached as Exhibit 10.2 and is incorporated herein by reference.

Item 2.03.      Creation of a Direct Financial Obligation or an Obligation under an Off-
      Balance Sheet Arrangement of a Registrant.
The descriptions of the PEA and the Commitment Letter described above under Item 1.01 are incorporated into this Item 2.03 by reference.  A copy of the PEA is filed as Exhibit 10.1 to this Form 8-K and is incorporated into this Item 2.03 by reference.  A copy of the Commitment Letter is filed as Exhibit 10.2 to this Form 8-K and is incorporated into this Item 2.03 by reference.

Item 9.01.      Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.1	Project and Expenditure Authorization, dated as of April 6, 2011, between Quicksilver Resources Canada Inc. and Nova Gas Transmission Ltd.
10.2	Commitment Letter Agreement, dated as of April 6, 2011, between Quicksilver Resources Canada Inc. and Nova Gas Transmission Ltd.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUICKSILVER RESOURCES INC.

By:	/s/ Philip Cook
Philip Cook
Senior Vice President--Chief Financial Officer

Date: April 14, 2011

INDEX TO EXHIBITS

Exhibit Number	Description
10.1	Project and Expenditure Authorization, dated as of April 6, 2011, between Quicksilver Resources Canada Inc. and Nova Gas Transmission Ltd.
10.2	Commitment Letter Agreement, dated as of April 6, 2011, between Quicksilver Resources Canada Inc. and Nova Gas Transmission Ltd.